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                             INVESTOR'S RIGHTS AGREEMENT


    THIS INVESTOR'S RIGHTS AGREEMENT (this "Agreement") is made as of the 30th day of June 1997 by and among FAROUDJA, INC., a Delaware corporation (the "Company") and S3 INCORPORATED, a Delaware corporation (the "Investor").

    WHEREAS, the Company and the Investor have entered into that certain Stock Purchase Agreement of even date herewith (the "Stock Purchase Agreement") whereby the Company agreed to issue to the Investor shares (the "Shares" (which term includes the Additional Shares that may be issued pursuant to the Stock Purchase Agreement)) of common stock, $0.001 par value, of the Company ("Common Stock"); and

    WHEREAS, in connection with the issuance of the Shares, the Company and the Investor desire to provide for the rights of the Investor with respect to the registration of the Shares and certain other matters according to the terms of this Agreement.

    NOW THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

    1.   REGISTRATION RIGHTS.

         1.1  DEFINITIONS.

              (a) The term "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

              (b) The term "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

              (c) The term "Holder" means the Investor, as a holder of Registrable Securities, and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in accordance with Section 1.9 hereof;

              (d) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document by the Commission.

              (e)  The term "Registrable Securities" means (i) the Shares,
(ii) any Common Stock issued upon conversion of any preferred stock, $0.001 par value, of the Company ("Preferred Stock"), issued pursuant to Section 6 of the Stock Purchase


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Agreement, and (iii) Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares or for the Preferred Stock or Common Stock referred to in (ii) above, excluding in all cases, however, any Common Stock sold by a person in a transaction in which such person's registration rights are not assigned; provided, however, that any shares that have been sold to the public pursuant to a registered public offering or Rule 144 under the Securities Act shall cease to be Registrable Securities.

              (f) The term "Securities Act" means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

              (g) All other capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Stock Purchase Agreement to which this Exhibit A is attached.

         1.2  REQUEST FOR REGISTRATION.

              (a) So long as there are at least 100,000 shares of Registrable Securities outstanding, if the Company shall receive, at any time after twelve months after the effective date of the registration statement relating to the IPO, a written request from the Holders of at least 40% of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of at least 20% of the Registrable Securities then outstanding (or a lesser percentage if the anticipated aggregate offering price, before deduction of any underwriting discounts and commissions, would exceed $5,000,000), then the Company shall, within ten days of the receipt thereof, give written notice of such request to all other Holders of Registrable Securities and shall, subject to the limitations of subsection 1.2(b), use its best efforts to effect as soon as practicable the registration under the Securities Act of all Registrable Securities that the Holders request to be registered under this Section 1.2(a) within 30 days of the mailing of such notice by the Company in accordance with Section 3.2.

              (b) If the Holders of Registrable Securities initiating the registration request pursuant to subsection 1.2(a) ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter or underwriters shall be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any such Holder to include such Holder's Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the


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extent provided herein.  All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in Section 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

              (c) If the Company shall receive, at any time after twelve months after the effective date of the registration statement relating to the IPO, a written request or requests from any Holder or Holders that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall, within ten days of the receipt thereof, give written notice of such request to all other Holders of Registrable Securities and shall use its best efforts to effect as soon as practicable such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 20 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this subsection 1.2(c): (i) if Form S-3 is not available for such offering by the Holders or (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (before deduction of any underwriters' discounts or commissions) of less than $3,000,000.

              (d) The Company is obligated to effect only two registrations pursuant to subsection 1.2(a) and one registration pursuant to subsection 1.2(c).

              (e) Notwithstanding the foregoing, if the Company shall furnish to the Initiating Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders (or, if the Company is engaged or has fixed plans to engage in a


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registered public offering as to which the Holders may include Registrable
Securities pursuant to Section 1.3, the Company may defer such filing for a period beginning 60 days prior to the initial filing with the Commission of the registration statement relating to such offering, and ending not more than 180 days (90 days in the case of a request pursuant to subsection 1.2(c)) after the effective date of such registration statement); provided, however, that the Company may not utilize this right more than once in any 12-month period.

         1.3  COMPANY REGISTRATION.

              (a) If (but without any obligation to do so), at any time after twelve months after the effective date of the registration statement relating to the IPO, the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than the IPO, a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within 20 days after the mailing of such notice by the Company, the Company shall. subject to the provisions of subsection 1.3(b), cause to be registered under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered.

              (b) In connection with any offering involving an underwriting of shares being issued by the Company, the Company shall not be required under this
Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as will not, in the opinion of the underwriters, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters reasonably believe compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters believe will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below 30% of the total amount of securities included in such offering or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering.
For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder that is a


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Holder of Registrable Securities and that is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "selling stockholder," and any pro rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

         1.4  OBLIGATIONS OF THE COMPANY.

         Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

              (a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period (the "Effectiveness Period") of up to 120 days. In the event that, in the judgment of the Company, it is advisable to suspend use of the prospectus relating to such registration statement for a discrete period of time (a "Deferral Period") due to pending material corporate developments or similar material events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall deliver a certified resolution of the Board of Directors of the Company or a duly authorized committee thereof, signed by a duly authorized officer of the Company, to each Holder, to the effect of the foregoing and, upon receipt of such certificate, such Holders agree not to dispose of such Holders' Registrable Securities covered by such registration or prospectus (other than in transactions exempt from the registration requirements under the Securities
Act); provided, however, that such Deferral Period shall be no longer than 60 days. The Effectiveness Period shall be extended for a period of time equal to such Deferral Period.

              (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

              (c) Furnish to the Holders of the Registrable Securities covered by such registration statement such numbers of copies of a prospectus, including a preliminary prospectus, and any amendment or supplement thereto and a reasonable number of copies of the then-effective registration statement and any post-effective amendment thereto, all in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of such Registrable Securities.


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              (d)  Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders thereof, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

              (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

              (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at the request of any such Holder prepare and furnish to such Holder a reasonable number of copies of a supplement or an amendment to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

              (g) Furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) in the case of an underwritten public offering a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters.

              (h) Cause all Registrable Securities covered by the registration statement to be listed on each securities exchange or automated quotation system on which shares of Common Stock are then listed. If any of such shares are not so listed, the Company shall cause such shares to be listed on the securities exchange or automated


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quotation system as may be reasonably requested by the Holders of a majority of the Registrable Securities being registered.

              (i) Permit a single firm of counsel designated as selling stockholders' counsel by the holders of a majority in interest of the Registrable Securities to review, at the Holders' expense, the registration statement and all amendments and supplements thereto for a reasonable period of time prior to their filing with the Commission and state authorities, which documents shall not be filed in a form to which such counsel reasonably objects.

              (j) Cause the Company's officers, directors and independent certified public accountants to supply all information reasonably requested by a representative of any Holder of Registrable Securities, and any attorney or accountant retained by such Holder, in connection with such registration; provided, however, that such representatives, attorneys or accountants enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information.

         1.5  OBLIGATIONS OF THE HOLDERS.

              (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them, and the intended method of disposition of such securities as shall be required to effect the registration of the Registrable Securities.

              (b) Upon the receipt by a Holder of any notice from the Company of (i) the existence of any fact or the happening of any event as a result of which the prospectus included in a registration statement filed pursuant to
Section 2, as such registration statement is then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) the issuance by the Commission of any stop order or injunction suspending or enjoining the use or the effectiveness of such registration statement or the initiation of any proceedings for that purpose, or the taking of any similar action by the securities regulators of any state or other jurisdiction, or (iii) the request by the Commission or any other federal or state governmental agency for amendments or supplements to such registration statement or related prospectus or for additional information related thereto, such Holder shall forthwith discontinue disposition of such Holder's Registrable Securities covered by such registration or prospectus (other than in transactions exempt from the registration requirements under the Securities Act) until such Holder's receipt of the supplemented or amended prospectus or until such Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed. In such a case, the Effectiveness Period shall be extended by the number of days from and including the date


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of the giving of such notice to and including the date when each Holder shall have received a copy of the supplemented or amended prospectus or when such Holder is advised in writing by the Company that the use of the applicable prospectus may be resumed. The Company shall use its best efforts to limit the duration of any discontinuance of disposition of Registrable Securities pursuant to this section.

         1.6 EXPENSES. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.2 and 1.3 hereof, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees relating or apportionable thereto, fees and disbursements of counsel for the Company, blue sky fees and expenses, including fees and disbursements of counsel related to all blue sky matters, fees and expenses of listing any Registrable Securities on any securities exchange or automated quotation system on which shares of Common Stock are then listed, and the expenses of providing materials pursuant to
Section 1.4 hereof, but excluding the fees and disbursements of counsel for the selling Holders, stock transfer taxes that may be payable by the selling Holders, and all underwriting discounts and commissions relating to Registrable Securities covered by such registration, which shall be borne by the Holders.

         1.7 DELAY OF REGISTRATION. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

         1.8  INDEMNIFICATION.

         In the event any Registrable Securities are included in a registration statement under this Section 1:

              (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder of such Registrable Securities, the officers and directors of each such Holder, any underwriter (as defined in the Securities
Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or
(iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the


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Securities Act, the Exchange Act or any state securities law; and the Company will reimburse each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person.

              (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.8(b) exceed the net proceeds from the sale of the Registrable Securities received by such Holder.

              (c)  Promptly after receipt by an indemnified party under this
Section 1.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its


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own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 1.8 to the extent the indemnifying party was actually damaged or suffered any loss or incurred any additional expense as a result thereof, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.8. An indemnifying party shall not, without the prior written consent of the indemnified parties, settle, compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder by such indemnified parties (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes a release of such indemnified party reasonably acceptable to such indemnified party from all liability arising out of such claim, action, suit or proceeding or unless the indemnifying party shall confirm in a written agreement reasonably acceptable to such indemnified party, that notwithstanding any federal, state or common law, such settlement, compromise or consent shall not adversely affect the right of any indemnified party to indemnification as provided in this Section 1. The indemnity provided for in this Section 1.8 shall apply to the Holders in their capacities as such, and shall be independent of any other agreement, including without limitation an underwriting agreement, entered into after the date hereof between the Company and any Holder in its capacity as a Holder or otherwise.

              (d) If the indemnification provided for in this Section 1.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, no Holder shall be required to contribute any amount in excess of the amount of net proceeds from the sale of the Registrable Securities received by such Holder.


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

              (e)  The obligations of the Company and Holders under this
Section 1.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

         1.9 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned by a Holder to (i) any transferee or assignee of the Registrable Securities that is a wholly-owned subsidiary of the Holder or (ii) a successor to substantially all the business or assets of the Holder; provided that the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee, assignee or successor ("Permitted Assigns") and the securities with respect to which such registration rights are being assigned.

         1.10 REPORTS UNDER THE EXCHANGE ACT. With a view to making available to the Holders the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees that from and after the IPO Closing Date, it will:

              (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times after the date hereof;

              (b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

              (c) furnish to any Holder, so long as the Holder owns any Registrable Securities, upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and
(iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

         1.11 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder preferential rights (a) to include such securities in any registration filed under
Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such holder's securities will not reduce the amount of the Registrable Securities of the Holders that is included or (b) to make a demand registration that could result in such registration statement being declared effective prior to the earlier of the date set forth in subsection 1.2(a) or within 120 days of the effective date of any registration effected pursuant to Section 1.2.

         1.12 "MARKET STAND-OFF" AGREEMENT. If requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall agree that it will not sell or otherwise transfer or dispose (other than to donees who agree to be similarly bound) of any Registrable Securities (other than Registrable Securities to be sold pursuant to the registration statement described below) for a period of time specified by the representative of the underwriters not to exceed 180 days, following the effective date of the registration statement of the Company filed under the Securities Act relating to the IPO, provided that all executive officers and directors of the Company and all persons holding 5% or more of the then outstanding Common Stock enter into similar agreements.

         1.13 TERMINATION OF REGISTRATION RIGHTS. The Company's obligations pursuant to this Agreement shall terminate as to any Holder of Registrable Securities on the earlier of (a) the third anniversary of the IPO Closing Date and (b) as to a Holder that owns less than 1% of the outstanding Common Stock, the date on which the Holder can sell all of such Holder's Registrable Securities pursuant to Rule 144 under the Securities Act during any three month period.

    2.   COVENANTS OF THE COMPANY.

         2.1 DELIVERY OF FINANCIAL STATEMENTS. So long as the Investor and its Permitted Assigns hereunder hold in the aggregate not less than 100,000 Shares (as appropriately adjusted for subsequent stock splits, stock dividends and stock combinations and the like and for any exchange of such Shares into Preferred Stock pursuant to Section 6 of the Stock Purchase Agreement), the Company shall deliver to the Investor:

              (a) as soon as practicable, but in any event within 90 days after the end of each fiscal year of the Company, a statement of operations for such fiscal year, a balance sheet of the Company as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

              (b) within 30 days of the end of each quarter, an unaudited statement of operations, statement of cash flows and balance sheet for and as of the end of such quarter, in reasonable detail; such quarterly statements shall also contain the foregoing information on a year-to-date basis; and

              (c) after the IPO and, so long as the Company is subject to the periodic reporting requirements of Section 13 or 15(d) of the Exchange Act and the rules and regulations of the Commission thereunder, in lieu of the documents required by (a) and (b) above, promptly after filing with the Commission, the Company's reports (without exhibits) on Forms 10-K, 10-Q, and 8-K.

         2.2 RIGHT OF FIRST OFFER. Subject to the terms and conditions specified in this Section 2.2, the Company agrees not to sell or issue any New Securities (as hereinafter defined) without complying with the provisions of this Section 2.2.

              (a) In the event the Company proposes to sell or issue any New Securities to a Competitor (as hereinafter defined), the Company hereby grants to the Investor the right to purchase such New Securities. In the event the Company proposes to sell or issue any New Securities to persons or entities other than Competitors (as defined below in subsection 2.2(c)), the Company hereby grants to the Investor a right of first offer to purchase a pro rata share of New Securities (as hereinafter defined) that the Company may, from time to time, propose to sell and issue. For purposes of this Section 2.2, the Investor's pro rata share of New Securities is the ratio of the number of shares of Common Stock owned by the Investor immediately prior to the issuance of New Securities to the total number of shares of Common Stock outstanding immediately prior to the issuance of New Securities (assuming full conversion of all convertible securities).

              (b) "New Securities" shall mean any capital stock (including Common Stock) of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock of the Company, and securities of any type whatsoever that are, or may become, convertible into capital stock of the Company; provided, however, that the term "New Securities" does not include
(i) shares of Common Stock (or options therefor) issued or sold to employees, directors, consultants or advisors of the Company for the primary purpose of soliciting or retaining their services, provided each such person executes an agreement, in substantially the form as approved by the Company's Board of Directors, (ii) securities issued pursuant to the acquisition of another business entity or business segment of any such entity by the Company by merger, purchase of substantially all the assets or other reorganization whereby the Company will own more than 50% of the voting power of such business entity or business segment, (iii) securities issued in connection with any stock split, stock dividend or recapitalization of the Company in which all holders of Common Stock are entitled to receive their proportionate share of such issuance, and
(iv) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to clauses (i) through (iii) above.

              (c) If the Company proposes to issue New Securities, the Company shall give written notice to the Investor stating (i) its bona fide intention to offer or issue New Securities, (ii) the number of such New Securities to be offered, (iii) the price and general terms upon which it proposes to offer such New Securities, and (iv) the identity of the persons or entities or classes of persons or entities to whom such New Securities are proposed to be issued. Within 20 calendar days after receipt of such notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the notice, (x) all of such New Securities, in the event the Company proposes to issue such New Securities to an entity that is a Competitor of the Investor (as defined in Exhibit 2.2 hereto, as such Exhibit 2.2 may from time to time hereafter be amended by the Investor with the reasonable concurrence of the Company's Board of Directors), or (y) up to its pro rata share of such New Securities, as such pro rata share is calculated pursuant to subsection 2.2(a) above, in the event the Company proposes to issue such New Securities to persons or entities other than Competitors, by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

              (d) If the Investor does not fully exercise its right to purchase or obtain all such New Securities that the Investor has the right to purchase or obtain pursuant to subsection 2.2(c) hereof, the Company may, during the 60-day period following the expiration of the period provided in subsection 2.2(c) hereof, offer the remaining unsubscribed New Securities to the persons or entities or classes of persons or entities specified in the notice sent to the Investor pursuant to subsection 2.2(c) at a price not less than that, and upon terms no more favorable to the offeree than those, specified in such notice. If the Company does not enter into an agreement for the sale of the New Securities within such period, or if such agreement is not consummated within 60 days of the execution thereof, the right provided hereunder shall be deemed to be revived and such New Securities shall not be offered unless first reoffered to the Investor in accordance herewith.

              (e) The right of first offer granted in this Section 2.2 shall not apply to or after the initial closing of the IPO and shall be null and void thereafter.

              (f) For purposes of this Section 2.2, the term Investor includes any Permitted Assigns. The Investor shall be entitled to assign, or to apportion, the right of participation hereby granted it among itself and its Permitted Assigns in such proportions as it deems appropriate.

         2.3 STANDSTILL AGREEMENT. For a period of four (4) years after the IPO Closing Date:

              (a) The Investor will not, unless it has obtained the prior written consent of the Company, acquire any shares of Common Stock (except by way of stock dividends or other distributions or offerings made available to holders of Common Stock generally) if the effect of such acquisition would be to increase the aggregate number of shares of Common Stock then owned by the Investor or which it has a right to acquire to more than 4.95% of all shares of Common Stock then outstanding (assuming the exercise or conversion of all outstanding rights or convertible securities to acquire Common Stock then held by the Investor); provided, that the Investor will not be required to dispose of any shares of Common Stock if the aggregate ownership percentage of the Investor is increased as a result of a recapitalization of or a repurchase of securities by the Company or as a result of any other similar action taken by the Company.

              (b) The Investor will advise the Board of Directors of the Company as to the Investor's plans to acquire additional shares of Common Stock or rights to acquire Common Stock reasonably in advance of any such acquisition.

              (c) Notwithstanding the foregoing, the obligations of the Investor under this Section 2.3 shall terminate immediately upon: (A) the commencement or public announcement of an intent of any person or "group" (within the meaning of Section 13(d) of the Exchange Act) to commence a tender or exchange offer to acquire Common Stock that, if added to the Common Stock (if any) already owned by such person or group, would result in such person or group owning beneficially more than 30% of all shares of Common Stock then outstanding; or (B) the acquisition or the public announcement of the proposed acquisition by any person or group (other than a stockholder of the Company as of the date of this Agreement and affiliates thereof) of beneficial ownership of more than 30% of all shares of Common Stock then outstanding (all percentages in this paragraph (c) shall be calculated assuming the exercise or conversion of all outstanding rights or convertible securities to acquire Common Stock then held by such person or group).

    3.   MISCELLANEOUS.

         3.1 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         3.2 NOTICES. Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by telecopier (with receipt confirmed and promptly confirmed by personal delivery, U.S. first class mail, or courier), or overnight courier service, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):

              If to the Company:

              Faroudja, Inc.
              750 Palomar Avenue
              Sunnyvale, CA  94086
              Attention:   Michael Hoberg,
                           Vice President, Finance and Chief Financial Officer
              Telecopier:  (408) 735-8571
              with a copy to:

              Buchalter, Nemer, Fields & Younger,
                 a Professional Corporation
              601 South Figueroa Street, Suite 2400
              Los Angeles, CA  90017
              Attention:     Stuart D. Buchalter, Esq.
              Telecopier:    (213) 896-0400

              If to the Investor:

              S3 Incorporated
              2801 Mission College Boulevard
              Santa Clara, CA  95052
              Attention:     Chief Financial Officer
              Telecopier:    (408) 980-5429

              with a copy to:

              Pillsbury Madison & Sutro LLP
              2700 Sand Hill Road
              Menlo Park, CA  94025
              Attention:     Jorge del Calvo, Esq.
              Telecopier:    (415) 233-4545

         3.3 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable, invalid or void by a court of competent jurisdiction, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

         3.4  ENTIRE AGREEMENT; AMENDMENTS.

              (a) This Agreement contains the entire understanding of the parties with respect to the matters covered herein and supersedes all prior agreements and understandings, written or oral, between the Parties relating to the subject matter hereof.

              (b) Any term of Section 1 of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities then outstanding. Any other term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the

Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder of any Registrable Securities then outstanding, each future Holder of all such Registrable Securities, and the Company. No waiver of any default with respect to any provision, condition or requirement hereof shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision, condition or requirement hereof; nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

         3.5 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of California (irrespective of its choice of law principles).

         3.6 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         3.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. Any reference in this Agreement to a statutory provision or rule or regulation promulgated thereunder shall be deemed to include any similar successor statutory provision or rule or regulation promulgated thereunder.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                       FAROUDJA. INC.


                                       By /s/ Michael Moone
                                         -------------------------------------
                                       Name:  Michael Moone
                                       Title:  President, CEO


                                       S3 INCORPORATED


                                       By /s/ Gary Johnson
                                         -------------------------------------
                                       Name:  Gary Johnson
                                       Title:  President, CEO

                                     EXHIBIT 2.2
                                          TO
                             INVESTOR'S RIGHTS AGREEMENT
                                    BY AND BETWEEN
                                    FAROUDJA, INC.
                                         AND
                                   S3 INCORPORATED

                                    JUNE 30, 1997

    The following entities are Competitors of the Investor for purposes of
Section 2.2 of the above-described Investor's Rights Agreement:

Acer
ARK Logic, Inc.
ATI Technologies, Inc.
Avance Logic, Inc.
Chips & Technologies, Inc.
Cirrus Logic, Inc.
ESS Technology, Inc.
Intel Corporation
Lockheed Martin Corporation
LSI Logic Corporation
Matrox Graphics Inc.
NeoMagic Corporation
NVIDEA Corporation
Oak Technology, Inc.
OPTi Inc.
PMC-Sierra, Inc.
Rendition, Inc.
Rockwell Semiconductor Systems
Samsung Semiconductor
Silicon Integrated Systems Corporation
Silicon Magic Corporation
3Dfx Interactive, Inc.
3Dlabs Inc., Ltd.
Trident Microsystems, Inc.
Tseng Labs Inc.
United Microelectronics Group
VLSI Technology, Inc.
Western Digital Corporation

    The foregoing list may be updated from time to time by S3 Incorporated with the reasonable concurrence of the Board of Directors of Faroudja, Inc.